Exhibit 99.1

Tucows issues amendment to Q4 2024 earnings

TORONTO, March 13, 2025 – Tucows Inc. (NASDAQ:TCX, TSX:TC), a global internet services leader, today reported an amendment to its unaudited financial results for the fourth quarter and full year ended December 31, 2024. All figures are in U.S. dollars.

Updated Financial Results

As a result of a recognized subsequent event, we have reduced our previously disclosed non-cash impairment charge for property and equipment. The previously disclosed amount for Q4 2024 and FY 2024 was reduced by $2.81 million, reflecting updated valuation inputs. All numbers have been updated in this release and in other Q4 2024 impacted reports, including the unaudited financial statements. The 2024 10-K reflects the revised results.

Net loss for the fourth quarter of 2024 was $42.5 million, or a loss of $3.86 per share, compared with net loss of $23.4 million, or a loss of $2.14 per share, for the fourth quarter of 2023. The increased loss was primarily a result of one-time impairment in Ting and restructuring charges, as well as increased interest expense. Excluding impairment, restructuring items and other transition costs, Adjusted net income1 (loss) and Adjusted EPS1 in Q4 2024 are ($15.8 million) and ($1.43) per share compared to Q4 2023 Adjusted net income1 (loss) of ($22.4 million) and Adjusted EPS1 of ($2.05) per share.

Summary Financial Results

(In Thousands of US Dollars, except Per Share data)

	3 Months ended December 31			12 Months ended December 31
	2024 (unaudited)	2023 (unaudited)	% Change (unaudited)	2024 (unaudited)	2023 (unaudited)	% Change (unaudited)
Net Revenues	93,098	86,958	7%	362,275	339,337	7%
Gross Profit	21,223	17,821	19%	83,029	66,667	25%
Income Earned on Sale of Transferred Assets, net	3,244	4,062	(20)%	13,978	17,033	(18)%
Net Income (Loss)	(42,475)	(23,374)	(82)%	(109,860)	(96,197)	(14)%
Adjusted Net Income (Loss)¹	(15,775)	(22,382)	30%	(76,817)	(74,779)	(3)%
Basic earnings (Loss) per common share	(3.86)	(2.14)	(80)%	(10.02)	(8.85)	(13)%
Adjusted Basic earnings (Loss) per common share¹	(1.43)	(2.05)	30%	(7.00)	(6.88)	(2)%

1.	Non-GAAP financial measures are described below and reconciled to GAAP measures in the accompanying tables.

Summary of Revenues, Gross Profit and Adjusted EBITDA

(In Thousands of US Dollars)

	Revenue		Gross Profit		Adj. EBITDA¹
	3 Months ended December 31		3 Months ended December 31		3 Months ended December 31
	2024 (unaudited)	2023 (unaudited)	2024 (unaudited)	2023 (unaudited)	2024 (unaudited)	2023 (unaudited)
Ting Internet Services:
Fiber Internet Services	15,749	13,821	10,994	7,881	(1,468)	(12,366)

Wavelo Platform Services:
Platform Services	9,888	9,545	9,368	9,214	3,679	2,604

Tucows Domain Services:
Wholesale
Domain Services	50,586	48,279	9,967	9,968
Value Added Services	5,480	4,184	4,981	3,661
Total Wholesale	56,066	52,463	14,948	13,629

Retail	9,608	9,348	5,393	5,229
Total Tucows Domain Services	65,674	61,811	20,341	18,858	11,633	10,794

Corporate:
Mobile Services and Eliminations	1,787	1,781	(2,052)	(501)	(995)	1,522

Network Expenses:
Network, other costs	n/a	n/a	(5,990)	(7,584)	n/a	n/a
Network, depreciation of property and equipment	n/a	n/a	(10,536)	(9,533)	n/a	n/a
Network, amortization of intangible assets	n/a	n/a	(366)	(371)	n/a	n/a
Network, impairment	n/a	n/a	(536)	(143)	n/a	n/a
Total Network Expenses	n/a	n/a	(17,428)	(17,631)	n/a	n/a

Total	93,098	86,958	21,223	17,821	12,849	2,554

1 Non-GAAP financial measures are described below and reconciled to GAAP measures in the accompanying tables.

Notes:

1. Tucows reports all financial information required in conformity with United States generally accepted accounting principles (GAAP).

Along with this information, to assist financial statement users in an assessment of our historical performance, the Company discloses non-GAAP financial measures in press releases and on investor conference calls and related events, as the Company believes that the non-GAAP information enhances investors' overall understanding of our financial performance, and should be read in addition to, rather than instead of, the financial statements prepared in accordance with GAAP.

Non-GAAP financial measures do not reflect a comprehensive system of accounting and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies and/or analysts and may differ from period to period. The Company endeavors to compensate for these limitations by providing the relevant disclosure of the items excluded in the calculation of Adjusted EBITDA to net income based on U.S. GAAP; Adjusted net income to GAAP net income; and adjusted basic earnings per share to GAAP basic earnings per share, which should be considered when evaluating the Company's results. Tucows strongly encourages investors to review its financial information in its entirety and not to rely on a single financial measure.

Adjusted EBITDA

The Company believes that the provision of this supplemental non-GAAP measure allows investors to evaluate the operational and financial performance of the Company’s core business using similar evaluation measures to those used by management. The Company uses Adjusted EBITDA to measure its performance and prepare its budgets. Since Adjusted EBITDA is a non-GAAP financial performance measure, the Company’s calculation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies; and should not be considered in isolation, as a substitute for, or superior to measures of financial performance prepared in accordance with GAAP. Because Adjusted EBITDA is calculated before certain recurring cash charges, including interest expense and taxes, and is not adjusted for capital expenditures or other recurring cash requirements of the business, it should not be considered as a liquidity measure.

The Company’s Adjusted EBITDA definition excludes depreciation, impairment and loss on disposition of property and equipment, amortization of intangible assets, income tax provision, interest expense (net), stock-based compensation, asset impairment, gains and losses from unrealized foreign currency transactions, loss on debt extinguishment and costs that are not indicative of on-going performance (profitability), including acquisition and transition costs. Gains and losses from unrealized foreign currency transactions removes the unrealized effect of the change in the mark-to-market values on outstanding unhedged foreign currency contracts, as well as the unrealized effect from the translation of monetary accounts denominated in non-U.S. dollars to U.S. dollars.

The following table reconciles net income (loss) to Adjusted EBITDA (in thousands of US dollars):

	3 Months ended December 31		12 Months ended December 31
	2024 (unaudited)	2023 (unaudited)	2024 (unaudited)	2023 (unaudited)
Net income (Loss) for the period	(42,475)	(23,374)	(109,860)	(96,197)
Less:
Provision (recovery) for income taxes	1,918	(1,316)	7,986	(6,873)
Depreciation of property and equipment	10,637	9,661	40,323	36,431
Impairment of property and equipment	18,262	143	19,167	4,822
Amortization of intangible assets	1,208	2,728	5,297	10,829
Interest expense, net	13,748	12,651	51,275	41,771
Loss on debt extinguishment	-	-	-	14,680
Stock-based compensation	1,638	1,528	7,021	8,134
Unrealized loss (gain) on foreign exchange revaluation of foreign denominated monetary assets and liabilities	(525)	(316)	(168)	(62)
Acquisition and transition costs*	8,438	849	13,876	1,916

Adjusted EBITDA	12,849	2,554	34,917	15,451

* Acquisition and transition costs represent transaction-related expenses and transitional expenses. Expenses include severance or transitional costs associated with department, operational or overall company restructuring efforts, including geographic alignments.

Adjusted Net Income and Adjusted Basic Earnings Per Common Share (Adjusted EPS)

The Company believes that the provision of this supplemental non-GAAP measure allows investors to best evaluate our operating results and understand the operating trends of our core business without the effect of acquisition and transition costs, impairment expenses and losses on extinguishment of debt. Acquisition and transition costs represent transaction-related expenses and transitional expenses. Expenses include severance or transitional costs associated with department, operational or overall company restructuring efforts, including geographic alignments. Since adjusted net income and adjusted EPS are non-GAAP financial performance measures, the Company’s calculation of adjusted net income and adjusted EPS may not be comparable to other similarly titled measures of other companies; and should not be considered in isolation, as a substitute for, or superior to measures of financial performance prepared in accordance with GAAP.

The Company’s adjusted net income and adjusted EPS definitions exclude from the calculation of reported GAAP net income and GAAP EPS, the effect of the following items: impairment of property and expenses, acquisition and transition costs (including restructuring charges) and loss on debt extinguishment.

The following table reconciles adjusted net income and adjusted EPS to GAAP net income (In thousands of US dollars, except Per Share data):

	3 Months ended December 31		12 Months ended December 31
	2024 (unaudited)	2023 (unaudited)	2024 (unaudited)	2023 (unaudited)
Net Income (Loss) for the period	(42,475)	(23,374)	(109,860)	(96,197)
Less:
Loss on debt extinguishment	-	-	-	14,680
Acquisition and transition costs*	8,438	849	13,876	1,916
Impairment of property and equipment	18,262	143	19,167	4,822
Adjusted Net Income (Loss)¹ for the period	(15,775)	(22,382)	(76,817)	(74,779)
Adjusted Basic Earnings (Loss) Per Common Share¹	(1.43)	(2.05)	(7.00)	(6.88)

* Acquisition and transition costs represent transaction-related expenses and transitional expenses. Expenses include severance or transitional costs associated with department, operational or overall company restructuring efforts, including geographic alignments.

Management Commentary

Concurrent with the dissemination of its quarterly financial results news release at 5:05 p.m. ET on Thursday, February 13, 2025, management’s pre-recorded audio commentary (and transcript), discussing the quarter and outlook for the Company will be posted to the Tucows website at http://www.tucows.com/investors/financials.

Following management’s prepared commentary, for the subsequent seven days, until Thursday, February 20, 2025, shareholders, analysts and prospective investors can submit questions to Tucows’ management at ir@tucows.com. Management will post responses to questions in an audio recording and transcript to the Company’s website at http://www.tucows.com/investors/financials, on Tuesday, March 4, 2025, at approximately 5 p.m. ET. All questions will receive a response, however, questions of a more specific nature may be responded to directly.

About Tucows

Tucows helps connect more people to the benefit of internet access through communications service technology, domain services, and fiber-optic internet infrastructure. Ting (https://ting.com) delivers fixed fiber Internet access with outstanding customer support. Wavelo (https://wavelo.com) is a telecommunications software suite for service providers that simplifies the management of mobile and internet network access; provisioning, billing and subscription; developer tools; and more. Tucows Domains (https://tucowsdomains.com) manages approximately 25 million domain names and millions of value-added services through a global reseller network of over 35,000 web hosts and ISPs. Hover (https://hover.com) makes it easy for individuals and small businesses to manage their domain names and email addresses. More information can be found on Tucows’ corporate website (https://tucows.com).

Tucows, Ting, Wavelo, and Hover are registered trademarks of Tucows Inc. or its subsidiaries.

This release includes forward-looking statements as that term is defined in the U.S. Private Securities Litigation Reform Act of 1995, including statements regarding our expectations regarding our future financial results and, including, without limitation, our expectations regarding our ability to realize synergies from the Enom acquisition and our expectation for growth of Ting Internet. These statements are based on management’s current expectations and are subject to a number of uncertainties and risks that could cause actual results to differ materially from those described in the forward-looking statements. Information about other potential factors that could affect Tucows’ business, results of operations and financial condition is included in the Risk Factors sections of Tucows’ filings with the Securities and Exchange Commission. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. All forward-looking statements are based on information available to Tucows as of the date they are made. Tucows assumes no obligation to update any forward-looking statements, except as may be required by law.

Contact:

Monica Webb

Vice President, Investor Relations

647.898.9924

mwebb@tucows.com